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                                                             Exhibit (7)(c)(i)

March 28, 2001

Office of the Chief Accountant
SECPS Letter Files
Securities and Exchange Commission
Mail Stop 9-5
450 Fifth Street, N.W.
Washington, D.C. 20549

Ladies and Gentlemen:

We were previously principal accountants for EMTEC, Inc. (formerly known as American Geological Enterprises, Inc.), and, under the date of February 23, 2001, we reported on consolidated financial statements of American Geological Enterprises, Inc. and subsidiaries of and for the years ended December 31, 2000 and 1999. On March 22, 2001, our appointment as principal accountants was terminated. We have read EMTEC, Inc.'s statements included under Item 4 of its Form 8-K dated March 22, 2001, and we agree with such statements, except that we are not in a position to agree or disagree with EMTEC, Inc.'s statements that
(i) Baratz & Associates have been retained as principal accountants, (ii) the Board of Directors has appointed Baratz & Associates to audit the books and accounts of EMTEC, Inc. and (iii) the Board intends to seek ratification of its decision by the Company's shareholders at the next held annual meeting of shareholders.

Very truly yours,



/s/ KPMG LLP